EXHIBIT 4.3

Upon recording, return to:

Ms. Shawne M. Keenan

Sutherland Asbill & Brennan LLP

999 Peachtree Street, N.E.

Atlanta, Georgia 30309-3996

PURSUANT TO §44-14-35.1 OF OFFICIAL CODE OF GEORGIA ANNOTATED, THIS INSTRUMENT EMBRACES,

COVERS AND CONVEYS SECURITY TITLE TO AFTER-ACQUIRED PROPERTY OF THE GRANTOR

OGLETHORPE POWER CORPORATION

(AN ELECTRIC MEMBERSHIP CORPORATION),

GRANTOR,

to

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

SIXTY-FIFTH SUPPLEMENTAL

INDENTURE

Relating to the

Series 2013 (FFB Y-8) Note, Series 2013 (RUS Y-8) Reimbursement Note,

Series 2013 (FFB AA-8) Note and Series 2013 (RUS AA-8) Reimbursement Note,

and

Amendment of the Original Indenture

Dated as of April 23, 2013

NOTE TO CLERK OF THE GEORGIA SUPERIOR COURT AND GEORGIA TAX COMMISSIONER: THIS INSTRUMENT IS EXEMPT FROM THE INTANGIBLES RECORDING TAX PURSUANT TO THE RULES AND REGULATIONS OF THE STATE OF GEORGIA §§ 560-11-8-.02 AND 560-11-8-.14(A) BECAUSE (A) THIS INSTRUMENT SUPPLEMENTS AND MODIFIES AN EXISTING SECURITY INSTRUMENT AS TO WHICH THE MAXIMUM INTANGIBLES TAX DUE HAS BEEN PREVIOUSLY PAID, AND (B) THIS INSTRUMENT SECURES NOTES, THE HOLDERS OF WHICH ARE THE FEDERAL FINANCING BANK, AN INSTRUMENTALITY OF THE UNITED STATES OF AMERICA, AND THE RURAL UTILITIES SERVICE, AN AGENCY OF THE UNITED STATES OF AMERICA.

THIS SIXTY-FIFTH SUPPLEMENTAL INDENTURE, dated as of April 23, 2013, is between OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), formerly known as Oglethorpe Power Corporation (An Electric Membership Generation & Transmission Corporation), an electric membership corporation organized and existing under the laws of the State of Georgia, as Grantor (hereinafter called the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as successor to SunTrust Bank, formerly SunTrust Bank, Atlanta, as Trustee (in such capacity, the “Trustee”).

WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of March 1, 1997 (hereinafter called the “Original Indenture”), for the purpose of securing its Existing Obligations and providing for the authentication and delivery of Additional Obligations by the Trustee from time to time under the Original Indenture (capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Original Indenture as provided in Section 4.1 hereof);

WHEREAS, the Original Indenture has heretofore been amended and supplemented by sixty-four Supplemental Indentures (the Original Indenture, as heretofore, hereby and hereafter supplemented and modified, hereinafter sometimes called the “Indenture”), and the Original Indenture and the sixty-four Supplemental Indentures have been recorded as set forth on Schedule 1 attached hereto;

WHEREAS, the Company is entering into an Eighth Amended and Restated Loan Contract with the United States of America, acting by and through the Administrator of the Rural Utilities Service (“RUS”) which, among other things, provides the terms and conditions of (i) a loan from the Federal Financing Bank (“FFB”) in a principal amount of up to $127,703,000 (the “FFB Y-8 Loan”) and (ii) a loan from the FFB in a principal amount of $492,610,000 (the “FFB AA-8 Loan”);

WHEREAS, the Company’s obligation to repay the FFB Y-8 Loan will be evidenced by that certain Series 2013 (FFB Y-8) Note, dated the date of its authentication (the “Series 2013 (FFB Y-8) Note”), from the Company to FFB;

WHEREAS, the Company’s obligation to repay the FFB AA-8 Loan will be evidenced by that certain Series 2013 (FFB AA-8) Note, dated the date of its authentication (the “Series 2013 (FFB AA-8) Note”), from the Company to FFB;

WHEREAS, RUS will guarantee the Company’s obligation to repay the FFB Y-8 Loan and the FFB AA-8 Loan;

WHEREAS, the Company will be obligated to reimburse RUS for any payments made to FFB on behalf of the Company in connection with the FFB Y-8 Loan, and such reimbursement obligation by the Company will be evidenced by that certain Series 2013 (RUS Y-8) Reimbursement Note, dated the date of its authentication (the “Series 2013 (RUS Y-8) Reimbursement Note,” and together with the Series 2013 (FFB Y-8) Note, collectively, the “Y-8 Notes”), from the Company to RUS;

WHEREAS, the Company will be obligated to reimburse RUS for any payments made to FFB on behalf of the Company in connection with the FFB AA-8 Loan, and such reimbursement obligation by the Company will be evidenced by that certain Series 2013 (RUS AA-8) Reimbursement Note, dated the date of its authentication (the “Series 2013 (RUS AA-8) Reimbursement Note,” and together with the Series 2013 (FFB AA-8) Note, collectively, the “AA-8 Notes”), from the Company to RUS;

WHEREAS, the Company desires to execute and deliver this Sixty-Fifth Supplemental Indenture, in accordance with the provisions of the Original Indenture, for the purpose of providing for the creation and designation of the Y-8 Notes and the AA-8 Notes (collectively, the “Notes”) as Additional Obligations and specifying the forms and provisions thereof;

WHEREAS, Section 12.1 of the Original Indenture provides that, without the consent of the Holders of any of the Obligations at the time Outstanding, the Company, when authorized by a Board Resolution, and the Trustee, may enter into Supplemental Indentures for the purposes and subject to the conditions set forth in said Section 12.1, including to create additional series of Obligations under the Indenture and to make provisions for such additional series of Obligations;

WHEREAS, by executing and delivering this Sixty-Fifth Supplemental Indenture, in accordance with the provisions of the Original Indenture, the Company also desires to amend the Indenture as specified herein;

WHEREAS, Section 12.2 of the Original Indenture provides that, with the consent of the Holders of not less than a majority in principal amount of the Obligations of all series then Outstanding affected thereby (which consent is evidenced by one or more Acts of the Holder pursuant to Section 1.2 of the Original Indenture), the Company and the Trustee may enter into a Supplemental Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders under the Indenture, subject to the conditions set forth in Section 12.2;

WHEREAS, the Holders of a majority in principal amount of all Obligations Outstanding under the Indenture have executed and delivered Acts of the Holder to the Company and the Trustee in accordance with Sections 1.2 and 12.2 of the Original Indenture; and

WHEREAS, all acts and proceedings required by law and by the Articles of Incorporation and Bylaws of the Company necessary to secure under the Indenture the payment of the principal of (and premium, if any) and interest on the Notes, to make the Notes to be issued hereunder, when executed by the Company, authenticated and delivered by the Trustee and duly issued, the valid, binding and legal obligations of the Company, and to constitute the Indenture a valid and binding lien for the security of the Notes, in accordance with its terms, have been done and taken; and the execution and delivery of this Sixty-Fifth Supplemental Indenture has been in all respects duly authorized by the Company;

NOW, THEREFORE, THIS SIXTY-FIFTH SUPPLEMENTAL INDENTURE WITNESSETH, that, to amend the Original Indenture as specified herein, pursuant to Section 12.2 of the Original Indenture, to secure the payment of the principal of (and premium, if any) and interest on the Outstanding Secured Obligations, including, when authenticated and delivered, the Notes, to confirm the lien of the Indenture upon the Trust Estate, including property purchased, constructed or otherwise acquired by the Company since the date of execution of the Original Indenture, to secure performance of the covenants therein and herein contained, to declare the terms and conditions on which the Notes are secured, and in consideration of the premises thereof and hereof, the Company by these presents does grant, bargain, sell, alienate, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm to the Trustee, and its successors and assigns in the trust created thereby and hereby, in trust, all property, rights, privileges and franchises (other than Excepted Property or Excludable Property) of the Company, whether now owned or hereafter acquired, of the character described in the Granting Clauses of the Original Indenture, wherever located, including all such property, rights, privileges and franchises acquired since the date of execution of the Original Indenture, including, without limitation, all property described in Exhibit A attached hereto; subject to all exceptions, reservations and matters of the character referred to in the Indenture, and does grant a security interest therein for the purposes expressed herein and in the Indenture subject in all cases to Sections 5.2 and 11.2B of the Original Indenture, and to the rights of the Company under the Indenture including the rights set forth in Article V thereof; but expressly excepting and excluding from the lien and operation of the Indenture all properties of the character specifically excepted as “Excepted Property” or “Excludable Property” in the Indenture to the extent contemplated thereby.

PROVIDED, HOWEVER, that if, upon the occurrence of an Event of Default, the Trustee, or any separate trustee or co-trustee appointed under Section 9.14 of the Original Indenture or any receiver appointed pursuant to statutory provision or order of court, shall have entered into possession of all or substantially all of the Trust Estate, all the Excepted Property described or referred to in Paragraphs A through H, inclusive, of “Excepted Property” in the Original Indenture then owned or thereafter acquired by the Company, shall immediately, and, in the case of any Excepted Property described or referred to in Paragraphs I, J, L, N and P of “Excepted Property” in the Original Indenture (excluding the property described in Section 2 of Exhibit B in the Original Indenture) upon demand of the Trustee or such other trustee or receiver, become subject to the lien of the Indenture to the extent permitted by law, and the Trustee or such other trustee or receiver may, to the extent permitted by law, at the same time likewise take possession thereof, and whenever all Events of Default shall have been cured and the possession of all or substantially all of the Trust Estate shall have been restored to the Company, such Excepted Property shall again be excepted and excluded from the lien of the Indenture to the extent and otherwise as hereinabove set forth and as set forth in the Indenture.

The Company may, however, pursuant to the Granting Clause Third of the Original Indenture subject to the lien of the Indenture any Excepted Property or Excludable Property, whereupon the same shall cease to be Excepted Property or Excludable Property.

TO HAVE AND TO HOLD all such property, rights, privileges and franchises hereby and hereafter (by a Supplemental Indenture or otherwise) granted, bargained, sold, alienated, remised, released, conveyed, assigned, transferred, mortgaged, hypothecated, pledged, set over or confirmed as aforesaid, or intended, agreed or covenanted so to be, together with all the tenements, hereditaments and appurtenances thereto appertaining (said properties, rights, privileges and franchises, including any cash and securities hereafter deposited or required to be deposited with the Trustee (other than any such cash which is specifically stated in the Original

Indenture not to be deemed part of the Trust Estate) being part of the Trust Estate), unto the Trustee, and its successors and assigns in the trust created by the Indenture, forever.

SUBJECT, HOWEVER, to (i) Permitted Exceptions and (ii) to the extent permitted by Section 13.6 of the Original Indenture as to property hereafter acquired (a) any duly recorded or perfected prior mortgage or other lien that may exist thereon at the date of the acquisition thereof by the Company and (b) purchase money mortgages, other purchase money liens, chattel mortgages, conditional sales agreements or other title retention agreements created by the Company at the time of acquisition thereof.

BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the Holders from time to time of all the Outstanding Secured Obligations without any priority of any such Obligation over any other such Obligation and for the enforcement of the payment of such Obligations in accordance with their terms.

UPON CONDITION that, until the happening of an Event of  Default and subject to the provisions of Article V of the Original Indenture, and not in limitation of the rights elsewhere provided in the Indenture, including the rights set forth in Article V of the Original Indenture, the Company shall be permitted to (i) possess and use the Trust Estate, except cash, securities, Designated Qualifying Securities and other personal property deposited, or required to be deposited, with the Trustee, (ii) explore for, mine, extract, separate and dispose of coal, ore, gas, oil and other minerals, and harvest standing timber, and (iii) receive and use the rents, issues, profits, revenues and other income, products and proceeds of the Trust Estate.

THE INDENTURE, INCLUDING THIS SIXTY-FIFTH SUPPLEMENTAL INDENTURE, is given to secure the Outstanding Secured Obligations, and is intended to operate and is to be construed as a deed passing title to the Trust Estate and is made under the provisions of the laws of the State of Georgia relating to deeds to secure debt, and not as a mortgage or deed of trust, and is given to secure the Outstanding Secured Obligations.  Should the indebtedness secured by the Indenture be paid according to the tenor and effect thereof when the same shall become due and payable and should the Company perform all covenants contained in the Indenture in a timely manner, then the Indenture shall be canceled and surrendered.

AND IT IS HEREBY COVENANTED AND DECLARED that the Notes are to be authenticated and delivered and the Trust Estate is to be held and applied by the Trustee, subject to the covenants, conditions and trusts set forth herein and in the Original Indenture, and the Company does hereby covenant and agree to and with the Trustee, for the equal and proportionate benefit of all Holders of the Outstanding Secured Obligations, as follows:

ARTICLE I
THE Y-8 NOTES AND
CERTAIN PROVISIONS RELATING THERETO

Section 1.1     Authorization and Terms of the Series 2013 (FFB Y-8) Note.

There shall be created and established an Additional Obligation in the form of a future advance promissory note known as and entitled the “Series 2013 (FFB Y-8) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.2 hereof.  The face principal amount of the Series 2013 (FFB Y-8) Note is limited to $127,703,000.

The Series 2013 (FFB Y-8) Note, when duly executed and issued by the Company, and authenticated and delivered by the Trustee and received and held by FFB, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The Series 2013 (FFB Y-8) Note shall be dated the date of its authentication.  The Series 2013 (FFB Y-8) Note shall have a final maturity date of December 31, 2039, and each advance under the Series 2013 (FFB Y-8) Note shall bear interest from the date of advance until the maturity date for such advance at rates calculated as provided for in the form of note prescribed pursuant to Section 1.2 hereof.  The Series 2013 (FFB Y-8) Note shall be authenticated and delivered to, and made payable to, FFB.

All payments, including prepayments, made on the Series 2013 (FFB Y-8) Note shall be made as provided in the Series 2013 (FFB Y-8) Note and the Eighth Amended and Restated Loan Contract (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture), and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

Section 1.2     Form of the Series 2013 (FFB Y-8) Note.

The Series 2013 (FFB Y-8) Note and the Trustee’s certificate of authentication for the Series 2013 (FFB Y-8) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2013 (FFB Y-8) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

Pursuant to Section 1.20 of the Original Indenture, the United States of America, acting by and through the Administrator of RUS, shall be, and shall have the rights of, the Holder of the Series 2013 (FFB Y-8) Note for all purposes under the Indenture at all times during which the Series 2013 (FFB Y-8) Note continues to be guaranteed by the United States of America, acting by and through the Administrator of RUS.

Section 1.3     Authorization and Terms of the Series 2013 (RUS Y-8) Reimbursement Note.

There shall be created and established an Additional Obligation in the form of a reimbursement note known as and entitled the “Series 2013 (RUS Y-8) Reimbursement Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 1.4 hereof.

The Series 2013 (RUS Y-8) Reimbursement Note, when duly executed and issued by the Company, and authenticated and delivered by the Trustee and received and held by the Holder thereof, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The Series 2013 (RUS Y-8) Reimbursement Note shall be dated the date of its authentication.  The Series 2013 (RUS Y-8) Reimbursement Note shall mature and shall bear interest for the periods and at the rates calculated as provided for in the form of note prescribed pursuant to Section 1.4 hereof.  The Series 2013 (RUS Y-8) Reimbursement Note shall be authenticated and delivered to, and made payable to, the United States of America, acting by and through the Administrator of RUS.

All payments, including prepayments, made on the Series 2013 (RUS Y-8) Reimbursement Note shall be made as provided in the Series 2013 (RUS Y-8) Reimbursement Note and the Eighth Amended and Restated Loan Contract (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the United States of America, acting by and through the Administrator of RUS, at the United States Treasury, Washington, D.C., and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

The Series 2013 (RUS Y-8) Reimbursement Note is an Additional Obligation issued by the Company for the purpose of evidencing the Company’s obligation to reimburse the United States of America, acting by and through the Administrator of RUS, for all amounts paid, or for any advances or loans made to or on behalf of the Company, on account of the guarantee by the United States of America, pursuant to the Rural Electrification Act of 1936, as amended, of the Series 2013 (FFB Y-8) Note, and related interest, fees, costs, penalties, charges and other amounts, and constitutes an “RUS Reimbursement Obligation” as described in Section 4.9 of the Original Indenture.

Section 1.4     Form of the Series 2013 (RUS Y-8) Reimbursement Note.

The Series 2013 (RUS Y-8) Reimbursement Note and the Trustee’s certificate of authentication for such Series 2013 (RUS Y-8) Reimbursement Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2013 (RUS Y-8) Reimbursement Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

ARTICLE II

THE AA-8 NOTES AND
CERTAIN PROVISIONS RELATING THERETO

Section 2.1     Authorization and Terms of the Series 2013 (FFB AA-8) Note.

There shall be created and established an Additional Obligation in the form of a future advance promissory note known as and entitled the “Series 2013 (FFB AA-8) Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 2.2 hereof.  The face principal amount of the Series 2013 (FFB AA-8) Note is limited to $492,610,000.

The Series 2013 (FFB AA-8) Note, when duly executed and issued by the Company, and authenticated and delivered by the Trustee and received and held by FFB, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The Series 2013 (FFB AA-8) Note shall be dated the date of its authentication.  The Series 2013 (FFB AA-8) Note shall have a final maturity date of December 31, 2041, and each advance under the Series 2013 (FFB AA-8) Note shall bear interest from the date of advance until the maturity date for such advance at rates calculated as provided for in the form of note prescribed pursuant to Section 2.2 hereof.  The Series 2013 (FFB AA-8) Note shall be authenticated and delivered to, and made payable to, FFB.

All payments, including prepayments, made on the Series 2013 (FFB AA-8) Note shall be made as provided in the Series 2013 (FFB AA-8) Note and the Eighth Amended and Restated Loan Contract (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture), and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

Section 2.2     Form of the Series 2013 (FFB AA-8) Note.

The Series 2013 (FFB AA-8) Note and the Trustee’s certificate of authentication for the Series 2013 (FFB AA-8) Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2013 (FFB AA-8) Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Original Indenture.

Pursuant to Section 1.20 of the Original Indenture, the United States of America, acting by and through the Administrator of RUS, shall be, and shall have the rights of, the Holder of the Series 2013 (FFB AA-8) Note for all purposes under the Indenture at all times during which the Series 2013 (FFB AA-8) Note continues to be guaranteed by the United States of America, acting by and through the Administrator of RUS.

Section 2.3     Authorization and Terms of the Series 2013 (RUS AA-8) Reimbursement Note.

There shall be created and established an Additional Obligation in the form of a reimbursement note known as and entitled the “Series 2013 (RUS AA-8) Reimbursement Note,” the form, terms and conditions of which shall be substantially as set forth in or determined by the method prescribed pursuant to this Section and Section 2.4 hereof.

The Series 2013 (RUS AA-8) Reimbursement Note, when duly executed and issued by the Company, and authenticated and delivered by the Trustee and received and held by the Holder thereof, will be equally and proportionately secured under the Indenture with all other Outstanding Secured Obligations.

The Series 2013 (RUS AA-8) Reimbursement Note shall be dated the date of its authentication.  The Series 2013 (RUS AA-8) Reimbursement Note shall mature and shall bear interest for the periods and at the rates calculated as provided for in the form of note prescribed pursuant to Section 2.4 hereof.  The Series 2013 (RUS AA-8) Reimbursement Note shall be authenticated and delivered to, and made payable to, the United States of America, acting by and through the Administrator of RUS.

All payments, including prepayments, made on the Series 2013 (RUS AA-8) Reimbursement Note shall be made as provided in the Series 2013 (RUS AA-8) Reimbursement Note and the Eighth Amended and Restated Loan Contract (and shall not be governed by the provisions of Section 1.14 or Article XIV of the Original Indenture) to the United States of America, acting by and through the Administrator of RUS, at the United States Treasury, Washington, D.C., and shall be made in lawful money of the United States of America which will be immediately available on the date payment is due.

The Series 2013 (RUS AA-8) Reimbursement Note is an Additional Obligation issued by the Company for the purpose of evidencing the Company’s obligation to reimburse the United States of America, acting by and through the Administrator of RUS, for all amounts paid, or for any advances or loans made to or on behalf of the Company, on account of the guarantee by the United States of America, pursuant to the Rural Electrification Act of 1936, as amended, of the Series 2013 (FFB AA-8) Note, and related interest, fees, costs, penalties, charges and other amounts, and constitutes an “RUS Reimbursement Obligation” as described in Section 4.9 of the Original Indenture.

Section 2.4     Form of the Series 2013 (RUS AA-8) Reimbursement Note.

The Series 2013 (RUS AA-8) Reimbursement Note and the Trustee’s certificate of authentication for such Series 2013 (RUS AA-8) Reimbursement Note shall be substantially in the form set forth in an Officers’ Certificate to be delivered to the Trustee by the Company, which shall establish the terms and conditions of the Series 2013 (RUS AA-8) Reimbursement Note pursuant to Section 2.1 of the Original Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted in the Indenture.

ARTICLE III

AMENDMENT OF ORIGINAL INDENTURE

Section 3.1     Amendment of Excepted Property of the Original Indenture.  Paragraph A of Excepted Property is hereby amended in its entirety, such that paragraph A of Excepted Property, as amended, will read in its entirety as follows:

A.  all cash on hand or in banks or other financial institutions (excluding proceeds of the Trust Estate in which the security interest created by the Indenture continues to be perfected pursuant to the Uniform Commercial Code, for so long as such perfection continues, and also excluding amounts deposited or required to be deposited with the Trustee pursuant to the Indenture), claims, choses in action and judgments, contracts and contract rights (except to the extent set forth in Granting Clause First), Stock (including, without limitation, any interest of the Company in the National Rural Utilities Cooperative Finance Corporation or in CoBank, ACB, but excluding Stock of the Company in any Subsidiary then issuing Designated Qualifying Securities), Undesignated Qualifying Securities (as hereinafter defined), attributes of an environmental or similar nature that are created or otherwise arise from the generation, purchase or sale of electricity or that result from the avoidance or reduction of the emission of any gas, chemical or other substance (including any and all environmental air quality credits, green credits, renewable energy credits or certificates, carbon credits, emissions reduction credits, certificates, tags, offsets, tax credits, emission allowances, or similar products or rights as well as reporting rights, however entitled, currently existing or later arising under local, state, regional, federal, or international legislation or regulation or voluntary program), bonds, notes, repurchase agreements, evidences of indebtedness and other securities and instruments, bills, patents, patent licenses and other patent rights, patent applications, service marks, trade names and trademarks, other than (i) Pledged Securities (as hereinafter defined), (ii) Designated Qualifying Securities and (iii) any other property referred to in this paragraph which is specifically described in Granting Clause First or is by the express provisions of this Indenture subjected or required to be subjected to the lien hereof;

Section 3.2     Amendment of Section 1.1 of the Original Indenture.

(a)                                 The following definitions in Section 1.1 of the Original Indenture are hereby amended in their entirety, such that each such definition, as amended, will read in its entirety as follows:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” of any specified Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of Stock, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Certificate as to Bondable Additions” means an Officers’ Certificate, dated not more than thirty (30) days prior to the date of the related Application, complying with the requirements of Section 4.2 and signed, in addition to the two Officers signing the same as officers, by a Person, who may be one of such Officers, signing as an Engineer or an Appraiser and a Person, who may be one of such Officers, signing as an Accountant; PROVIDED, HOWEVER, that, unless a Person signing as an Engineer, Appraiser or Accountant is also one of the two signing Officers, a Person signing as one of such experts may state that he is signing only with respect to the particular portions of the Certificate as to Bondable Additions that are within his expertise; PROVIDED, FURTHER, HOWEVER, that all portions of the Certificate as to Bondable Additions must be within the expertise of one of such signing experts.

“Pledged Subsidiary” means a Subsidiary of the Company at least a majority of whose outstanding Voting Stock shall at the time be deposited and pledged or required to be deposited and pledged with the Trustee.

“Pledged Wholly-Owned Subsidiary” means any Subsidiary of the Company all Stock of all classes of which (other than directors’ qualifying shares required to be owned by directors under any applicable law) shall at the time be owned directly by the Company and deposited and pledged or required to be deposited and pledged with the Trustee.

“Stock” means and includes all stock, shares, interests, membership interests, participations or other similar ownership, voting or other interests (however designated) in corporations, cooperatives, partnerships, joint-ventures, associations, joint-stock companies, limited liability companies, trusts, unincorporated organizations or other types of legal entities.

“Subsidiary” of any specified entity means any corporation, cooperative, partnership, joint-venture, association, joint-stock company, limited liability company, trust, unincorporated organization or any other type of legal entity at least a majority of whose outstanding Voting Stock shall at the time be owned or held, directly or indirectly, by the specified entity or by one or more of its Subsidiaries.

“Voting Stock” means Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of a corporation or other Person, other than Stock having such power only by reason of the happening of a contingency.

(b)                                 Paragraph (2) of the definition of “Property Additions” in Section 1.1 of the Original Indenture is hereby amended in its entirety such that paragraph (2) thereof, as amended, will read in its entirety as follows:

(2)                                 any Stock or indebtedness or certificates or evidences of interest therein or other securities;

(c)                                  The definition of “Title Evidence” in Section 1.1 of the Original Indenture is hereby amended in its entirety such that the definition, as amended, will read in its entirety as follows:

“Title Evidence” means, with respect to any real property:

A.                                    an Opinion of Counsel to the effect that the Company, or the owner-lessor of the property in the case of real property described in paragraph C of the definition of “Property Additions,” has such title, whether fairly deducible of record or based upon prescriptive rights, as in the opinion of counsel, based upon information from the Company as to the nature and duration of the use of such property, is satisfactory for the use thereof in connection with the operations of the Company, and counsel, in giving such opinion, may disregard any irregularity or deficiency in the record evidence of title which, in the opinion of such counsel, can be cured by proceedings within the power of the Company or, based upon information from the Company as to the nature and duration of the use of such property, does not substantially impair the usefulness of such property for the purpose for which the Company intends or expects to use such property, and may base such opinion upon his own investigation or upon affidavits, certificates, abstracts of title, statements or investigations made by Persons in whom such counsel has confidence or upon certificates or guaranties of title or policies of title insurance in which he has confidence, and, without limiting the foregoing, counsel may rely solely upon an Officers’ Certificate as to matters regarding the use of such property in the operations of the Company or the usefulness of such property for the purpose for which the Company intends or expects to use such property; or

B.                                    a mortgagee’s policy of title insurance (or a commitment to issue a mortgagee’s policy of title insurance containing only standard conditions to issuance or such other conditions to issuance as are satisfactory to the Trustee) in the amount of the Cost to the Company of the land on the date of acquisition and included in Property Additions, issued in favor of the Trustee by an entity authorized to insure title in the state in which the real property is located, showing the Company (or such owner-lessor) as the owner of the subject property and insuring the lien of this Indenture;

and with respect to any personal property or any other property that may constitute fixtures or real property solely as a consequence of being affixed to or erected on either (i) real property that was owned by the Company or subject to easements or rights of way in favor of the Company prior to the Cut-Off Date or

(ii) real property that was acquired by the Company after the Cut-Off Date and as to which the Company has previously provided Title Evidence to the Trustee as described in either paragraph A or B above, an Officers’ Certificate stating that the Company owns such personal property, fixtures or real property and that the Company continues to have title satisfactory for the use thereof in connection with the operations of the Company to the real property referred to in clause (i) or (ii) above, as the case may be; and, with respect to any property described in paragraph C of the definition of “Property Additions,” an Officers’ Certificate stating that the Company has a valid leasehold interest in, and is possessed of, such property and with respect to any leasehold interest meeting the requirements in paragraph (C) of the definition of “Property Additions,” an Officers’ Certificate stating that the lease complies with the requirements of clauses (i) and (ii) of paragraph (C).

Section 3.3     Amendment of Section 5.1 of the Original Indenture.  Section 5.1 of the Original Indenture is hereby amended in its entirety, such that Section 5.1, as amended, will read in its entirety as follows:

Section 5.1  Right of Company to Possess and Operate Trust Estate; Dispositions without Release.

So long as no Event of Default shall exist, the Company shall have the right, subject to the provisions of this Article, to possess, use, manage, operate and enjoy the Trust Estate (other than any cash and securities constituting part of the Trust Estate and deposited with the Trustee), to use and consume such materials, equipment, fuel and supplies as may be necessary or appropriate to generate, transmit and distribute electricity or operate the System, and to collect, receive, use, invest and dispose of the rents, issues, tolls, earnings, profits, revenues and other income, products and proceeds from the Trust Estate, with power, in the ordinary course of business, freely and without restriction on the part of the Trustee or of the Holders, to gather, cut, mine and produce crops, timber, coal, ore, gas, oil, minerals or other natural resources and products, materials and supplies and to use, consume and dispose of any thereof, and to alter, repair and change the position or location of any of its lines, railroads, mines, mills, warehouses, buildings, works, structures, machinery, equipment and other property, PROVIDED that such alterations, repairs or changes shall not materially diminish the value thereof or impair the lien of this Indenture thereon, and to deal with, exercise any and all rights under, receive and enforce performance under, modify or amend, and adjust and settle all matters relating to current performance of, choses in action, leases, contracts and other agreements.

The Company shall have, in addition to and not in limitation of the rights set forth in the preceding paragraph, the right, at any time and from time to time if no Event of Default exists, freely and without restriction on the part of the Trustee or of the Holders, without any release from or consent by the Trustee,

A.                                    to sell, exchange or otherwise dispose of, free and clear of the lien of this Indenture, any machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other similar property subject to the lien hereof, which shall have become old, inadequate, obsolete, worn out, unfit, unadaptable, unserviceable, undesirable or unnecessary for use in the operations of the Company, upon substituting for the same other machinery, equipment, furniture, apparatus, tools or implements, materials or supplies or other property not necessarily of the same character but of at least equal value to the Company as the property disposed of, which shall forthwith become, without further action, subject to the lien of this Indenture; and no purchaser of any such property shall be bound to inquire into any question affecting the right of the Company to sell or otherwise dispose of the same free from the lien of this Indenture;

B.                                    to abandon, terminate, cancel or release, free and clear of the lien of this Indenture, or amend, make alterations in or substitutions of any leases, contracts, easements, rights-of-way or other agreements subject to the lien of this Indenture, PROVIDED that any amended, altered or substituted leases, contracts, easements, rights-of-way or other agreements shall forthwith, without further action, become subject to the lien of this Indenture to the same extent as those previously existing and PROVIDED FURTHER that, if the Company shall receive any money or property as consideration or compensation for such abandonment, termination, cancellation, release, amendment, alteration or substitution, such money (to the extent it exceeds $100,000 per abandonment, termination, cancellation, release, amendment, alteration or substitution) or property, forthwith upon its receipt by the Company, shall be deposited with the Trustee (unless otherwise required by a Prior Lien) or otherwise subjected to the lien of this Indenture;

C.                                    to surrender, free and clear of the lien of this Indenture, or modify any franchise, right (charter and statutory), license or permit subject to the lien of this Indenture which it may own or hold or under which it may be operating, PROVIDED that, in the opinion of the Board of Directors or an Officer of the Company, the preservation of such franchise, right, license or permit is no longer reasonably necessary, or with respect to any modification, that such modification is desirable, in the conduct of the business of the Company, PROVIDED FURTHER that the exercise of the right of any municipality or any other political subdivision to terminate a permit, license or franchise shall not be deemed to be a surrender or modification of the same, and PROVIDED FURTHER that, if the Company shall receive any money or property as consideration or compensation for such surrender or modification, such money (to the extent it exceeds $100,000 per surrender or modification) or property, forthwith upon its receipt by the Company, shall be deposited with the Trustee (unless otherwise required by a Prior Lien) or otherwise subjected to the lien of this Indenture;

D.                                    to grant rights-of-way, easements, licenses and permits over or in respect of any property constituting part of the Trust Estate, or release or cancel rights-of-way, easements, licenses and permits constituting part of the Trust

Estate, free and clear of the lien of the Indenture, PROVIDED that, in the opinion of the Board of Directors or an Officer of the Company, no such grant will in any material respect impair the usefulness of such property in the conduct of the Company’s business and no such release shall occur with respect to any right-of-way or easement that is necessary to the operation of the System, and PROVIDED FURTHER that any cash consideration in excess of $100,000 (per grant or release) received by the Company upon or in connection with the granting thereof, forthwith upon its receipt by the Company, shall be deposited with the Trustee (unless otherwise required by a Prior Lien);

E.                                     to demolish, dismantle, tear down or, use for scrap or abandon any property in the Trust Estate, or abandon any thereof other than land and estates in land, free and clear of the lien of this Indenture, if in the opinion of the Board of Directors or any Officer of the Company such demolition, dismantling, tearing down, scrapping or abandonment is desirable in the conduct of the business of the Company and the value and utility of the Trust Estate as an entirety will not thereby be materially impaired;

F.                                      to alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances, PROVIDED that no change shall be made in the location of any such property subject to the lien of this Indenture which removes such property into a jurisdiction in which this Indenture and any required financing or continuation statement covering security interests in such property have not been recorded, registered or filed in the manner required by law to preserve the lien of this Indenture on such property or otherwise impairs the lien hereof;

G.                                    to deal in, sell, dispose of or otherwise use inventory which are subject to the lien of this Indenture in the ordinary course of the Company’s business, collect or liquidate accounts which are subject to the lien of this Indenture in the ordinary course of the Company’s business, or use cash proceeds of the Trust Estate which are subject to the lien of the Indenture (other than cash deposited or required to be deposited with the Trustee pursuant to this Indenture) in the business of the Company, PROVIDED, that the Company’s right to rely upon this paragraph G shall be conditioned upon and the Company shall deliver to the Trustee, within thirty (30) days following January 1 and July 1 in each year (each, a “Six-Month Period”), an Officers’ Certificate to the effect that all dealings in, and sales, dispositions and other uses of, such inventory by the Company and all collections and liquidations of such accounts by the Company during such Six-Month Period were in the ordinary course of the Company’s business and that all such cash proceeds were used by the Company in connection with its business or to make other cash payments permitted by this Indenture, and PROVIDED FURTHER that this paragraph G shall not apply to any dealing in, or sale, disposition or other use of, such inventory, collection or liquidation of such accounts, or use of such cash proceeds, in any single transaction or related series of transactions involving more than 10% of the fair value of the Trust Estate and, in such event, such action shall be made pursuant to the provisions of

Section 5.2;

H.                                   to sell, lease or sublease, subject to the lien of this Indenture, any property, PROVIDED that the Company shall maintain possession and control of such property pursuant to a lease or sublease meeting the requirements of paragraph C of the definition of “Property Additions”; and

I.                                        to sell, exchange or otherwise dispose of any fuel in the ordinary course of business, free and clear of the lien of this Indenture.

The Trustee shall, from time to time, execute a written instrument to evidence and confirm any action taken by the Company under this Section, upon receipt by the Trustee of (i) a Board Resolution or Officers’ Certificate requesting the same and expressing any required opinions, (ii) an Officers’ Certificate stating that no Event of Default exists and that said action was duly taken in conformity with a designated paragraph of this Section, and (iii) an Opinion of Counsel stating that said action was duly taken by the Company in conformity with this Section and that the execution of such written instrument by the Trustee is appropriate to confirm such action under this Section.

Section 3.4     Amendment of Section 5.2 of the Original Indenture.  Section 5.2 of the Original Indenture is hereby amended in its entirety, such that Section 5.2, as amended, will read in its entirety as follows:

Section 5.2  Releases.

The Company shall have the right, at any time and from time to time, to sell, exchange or otherwise dispose of any part of the Trust Estate (except cash, Pledged Securities and other personal property held by, or required to be deposited with, the Trustee hereunder), or to have any part of the Trust Estate (except cash, Pledged Securities and other personal property held by, or required to be deposited with, the Trustee hereunder) released from the lien of this Indenture without selling, exchanging or otherwise disposing of such part of the Trust Estate, and the Trustee shall, from time to time, release such property from the lien of this Indenture, but only upon the receipt by the Trustee of the following:

A.                                    A Board Resolution requesting such release and describing the property to be released; PROVIDED, HOWEVER, that no Board Resolution shall be required as to any item of property if the Officers’ Certificate delivered pursuant to paragraph B below states that the value of such item of property to be released does not exceed 0.1% of the fair value of the Trust Estate;

B.                                    An Officers’ Certificate (hereinafter called a “Release Certificate”), dated not more than thirty (30) days prior to the date of the Application for such release and signed, in the case of the following clause (2), by an Engineer, and, in the case of the following clauses (5) and (6), by an Engineer or an Appraiser, setting forth in substance as follows:

(1)                                 identifying the property requested to be released;

(2)                                 that

(a)                                 such release is desirable in the conduct of the business of the Company and the property to be released is no longer necessary in the conduct of the business of the Company, or

(b)                                 any sale, exchange or other disposition of the property has been or is to be made in lieu and reasonable anticipation of the taking of such property by eminent domain by the United States of America or a designated state, municipality or other governmental authority having the power to take such property by eminent domain, or

(c)                                  any sale, exchange or other disposition of the property has been or is to be made in lieu and reasonable anticipation of the exercise of a right of the United States of America or a designated state, municipality or other governmental authority to purchase, or designate a purchaser or order the sale of, such property; or

(d)                                 such release is in connection with the sale and leaseback of any property;

(3)                                 that no Event of Default exists;

(4)                                 that, in the opinion of the signers, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof and that all conditions precedent herein provided for relating to such release have been complied with;

(5)                                 the fair value, in the opinion of said Engineer or Appraiser, of the property to be released at the date of the Release Certificate; and if, by virtue of clause (7) of this paragraph, any of the property to be released shall be separately described in the Release Certificate, the fair value of such property shall be separately stated; PROVIDED, HOWEVER, that it shall not be necessary under this clause to state the fair value of any property whose fair value is certified in an Independent Engineer’s or Independent Appraiser’s Certificate under paragraph C below;

(6)                                 whether

(a)                                 the aggregate of the fair value of the property to be released at the date of the Release Certificate and the fair value of all securities or other property released since the commencement of the then current calendar year (as previously certified to the Trustee in connection with releases) is 10% or more of the aggregate principal amount of all Obligations at the time Outstanding and whether the fair value of the property to be released is at least $25,000 and at least 1% of the aggregate principal amount of all Obligations at the time Outstanding, or

(b)                                 the fair value of the property to be released at the date of the Release Certificate is more than 0.1% of the fair value of the Trust Estate.

and, if all the facts specified in either clause (a) or (b) above are present, that a certificate of an Independent Engineer or Independent Appraiser as to the fair value of the property to be released will be furnished under paragraph C below; and

(7)                                 whether any purchase money obligations to be delivered to the Trustee or to be certified as delivered to the trustee, mortgagee or other holder of a Prior Lien under paragraph D(4) below are to be secured by a purchase money mortgage on less than all the property to be released; and, if so, the property to be covered by such purchase money mortgage shall be separately described.

C.                                    In case it shall be stated pursuant to paragraph B(6) above that the same will be furnished, a certificate of an Independent Engineer or Independent Appraiser, dated not more than thirty (30) days prior to the date of the Application for such release, stating the fair value, in the Independent Engineer’s or Independent Appraiser’s opinion, at the date of the Release Certificate of the property to be released, and stating separately the fair value of any such property separately described pursuant to paragraph B(7) above and stating also that, in the opinion of the Independent Engineer or Independent Appraiser, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

D.                                    Cash equal to the fair value, as certified pursuant to this Section, of the property to be released; PROVIDED, HOWEVER, that, no cash deposit will be required if the Officers’ Certificate delivered pursuant to paragraph B above states that the value of each item of property to be released does not exceed 0.1% of the fair value of the Trust Estate and the value of all property released during the current calendar year under this proviso does not exceed 0.5% of the fair value of the Trust Estate; and PROVIDED FURTHER that, in lieu of all or any part of such cash, the Company shall have the right to deposit and pledge with or deliver to the Trustee any of the items described in the following clauses of this paragraph:

(1)                                 purchase money obligations secured by a mortgage or similar instrument (hereinafter in this paragraph called a “mortgage”) on the property to be released or the portion thereof separately described pursuant to paragraph B(7) above, maturing not more than 10 years after the date of the deposit thereof and not exceeding in principal amount 80% of the fair value of the property covered by such purchase money mortgage, as certified pursuant to paragraph B(5) or C above, which purchase money obligations and the mortgage securing the same shall be duly assigned to and deposited and pledged with the Trustee, shall be accompanied by an Officers’ Certificate stating that the aggregate unpaid principal amount of all purchase money obligations received by the Trustee under this clause and then deposited and pledged with it (including those then being deposited and pledged with the Trustee), together with all those then and theretofore delivered to and then held by any trustees, mortgagees or other holders of Prior Liens under clause (4) below, does not exceed 10% of the aggregate principal amount of all Obligations then Outstanding and shall be received by the Trustee at their principal amount in lieu of cash;

(2)                                 the relevant documents specified in paragraphs B through H, inclusive, of Section 4.2 for delivery whenever requesting the use of Bondable Additions as a basis, in whole or in part, for the release of any part of the Trust Estate under this Section, said documents to be received by the Trustee in lieu of cash up to the Bondable Additions thereby certified; PROVIDED, HOWEVER, that if all the property to be released was, immediately before such release Non-Bondable Property, subject to a Prior Lien, the Bondable Additions being used as a basis for such release may be subject to the same Prior Lien without any deduction for the Prior Lien Obligations thereby secured in computing such Bondable Additions and said documents may be modified accordingly;

(3)                                 the relevant documents and Obligations specified in paragraphs B, C, D and E of Section 4.3 (with such omissions and variations as are appropriate in view of the fact that the Obligations described therein as previously or concurrently retired or defeased or principal payments on Obligations are being used as the basis for the release of any part of the Trust Estate) for delivery whenever requesting the use of Obligations previously or concurrently retired or defeased or payments on Obligations as a basis, in whole or in part, for the release of any part of the Trust Estate under this Section, said documents to be received by the Trustee in lieu of cash up to an amount equal to the principal amount of Obligations previously or concurrently retired or defeased or payments on Obligations and in either case not previously used as a basis for the issuance of Additional Obligations or the withdrawal of cash;

(4)                                 a certificate of the trustee, mortgagee or other holder of a Prior Lien on all or any part of the property to be released, stating that a specified amount of cash or a specified principal amount of purchase money obligations of the character described in clause (1) above and representing proceeds of the sale of such property have been deposited with such trustee, mortgagee or other holder pursuant to the requirements of such Prior Lien, such certificate to be received by the Trustee in lieu of cash equal to the cash and the principal amount of the purchase money obligations so certified to have been deposited with such trustee, mortgagee or other holder, PROVIDED there shall also be delivered to the Trustee an Officers’ Certificate stating that such property to be released was subject to such Prior Lien, which shall be briefly described or otherwise identified, and that the aggregate principal amount of all purchase money obligations received by the Trustee under clause (1) of this paragraph and then deposited and pledged with it, together with all those then and theretofore delivered to and then held by any trustees, mortgagees or other holders of Prior Liens under this clause, does not exceed 10% of the aggregate principal amount of all Obligations then Outstanding;

(5)                                 an Officers’ Certificate stating that the property to be released has been subject to a specified Prior Lien or Prior Liens existing thereon immediately before such release, briefly describing or otherwise identifying such Prior Lien or Prior Liens, stating the principal amount of the outstanding Prior Lien Obligations secured thereby and stating that such property constitutes all the property which, immediately before such release was subject to such Prior Lien or Prior Liens, said Certificate to be received by the Trustee in lieu of cash in an amount equal to the principal amount of outstanding Prior Lien Obligations so stated to be secured by such Prior Lien or Prior Liens; or

(6)                                 The relevant documents and Designated Qualifying Securities specified in paragraphs C, D, E, F and G of Section 4.4 (with such omissions and variations as are appropriate in view of the fact that the Designated Qualifying Securities described therein are being used as the basis for the release of any part of the Trust Estate and except that the maturity date or dates for such Designated Qualifying Securities may be as determined by the Company) for delivery whenever requesting the use of Designated Qualifying Securities as a basis, in whole or in part, for the release of any part of the Trust Estate under this Section, said documents to be received by the Trustee in lieu of cash up to an amount equal to the principal amount of such Designated Qualifying Securities.

E.                                     An Opinion of Counsel

(1)                                 stating that the certificates, opinions and other instruments and/or cash and/or obligations which have been or are therewith delivered to or deposited and pledged with the Trustee conform to the requirements of this Indenture, and that, upon the basis of the Application, all conditions precedent herein provided for or relating to the release from the lien of this Indenture of the property to be released have been complied with;

(2)                                 stating that the purchase money obligations, if any, being delivered to the Trustee or to the trustee, mortgagee or other holder of a Prior Lien are valid obligations and are duly secured by a valid purchase money mortgage constituting a lien upon all the property to be released, or upon the portion thereof separately described pursuant to paragraph B(7) above, free of any Prior Liens other than any existing on the property to be released immediately prior to such release, and that the assignment to the Trustee of such purchase money obligations and the mortgage securing the same is valid and in recordable form;

(3)                                 in case any cash or purchase money obligation shall be certified to have been deposited with the trustee, mortgagee or other holder of a Prior Lien, stating that the property to be released, or a specified portion thereof, is or immediately before such release was subject to such Prior Lien and that such deposit is required by such Prior Lien;

(4)                                 in case any sale, exchange or other disposition of the property to be released shall have been certified, pursuant to paragraph B(2)(b) above, to be in lieu and reasonable anticipation of the taking of such property by eminent domain, stating that such property could lawfully have been taken by the grantee by eminent domain;

(5)                                 in case any sale, exchange or other disposition of the property to be released shall have been certified, pursuant to paragraph B(2)(c) above, to be in lieu and reasonable anticipation of the exercise of a right to purchase, or to designate a purchaser or order the sale of, such property, stating that the designated governmental authority had, at the time of such sale or disposition, a right to purchase or designate a purchaser of such property or to order its sale; and

(6)                                 in case an Officers’ Certificate shall have been delivered to the Trustee in lieu of cash pursuant to paragraph D(4) or paragraph D(5) above, stating that the property to be released, or a specified portion thereof, is or immediately before such release was subject to the Prior Lien or Prior Liens described or otherwise identified in said Certificate.

If any property released from the lien of this Indenture as provided in this Section shall continue to be owned by the Company after such release, this Indenture shall not become or be, or be required to become or be, a lien on such property or any improvement, extension or addition to such property or renewals, replacements or substitutions of or for any part or parts of such property unless the Company shall execute and deliver to the Trustee a Supplemental Indenture, in recordable form, containing a grant, conveyance, transfer or mortgage thereof to the Trustee all in accordance with Section 13.5.

With respect to any property released from the lien of this Indenture as provided in this Section, the Trustee, upon Company Request, shall execute and deliver a release or other document to be recorded, registered or filed evidencing that such property is not subject to the lien of the Indenture.

Notwithstanding any provision above, neither a Board Resolution shall be required pursuant to paragraph A above nor, unless this Indenture is qualified under the TIA, an Independent Engineer or Independent Appraiser as to the fair value of the property to be released shall be required under paragraph C above if, taking into account the effect of the requested release, either:

(1)                                 the Company’s aggregate margins and equities (determined in accordance with Accounting Requirements) as of the end of the Company’s most recent fiscal quarter exceeds 14%, but does not exceed 20%, of the Company’s total long-term debt and equities (determined in accordance with Accounting Requirements) as of the end of the Company’s most recent fiscal quarter, and the Officers’ Certificate delivered pursuant to paragraph B above states that (i) the value of such item of property to be released does not exceed 1% of the fair value of the Trust Estate and (ii) the value of all property released under this Section 5.2 during the current calendar year under this paragraph does not exceed 3% of the fair value of the Trust Estate, or

(2)                                 the Company’s aggregate margins and equities (determined in accordance with Accounting Requirements) as of the end of the Company’s most recent fiscal quarter exceeds 20% of the Company’s total long-term debt and equities (determined in accordance with Accounting Requirements) as of the end of the Company’s most recent fiscal quarter, and the Officers’ Certificate delivered pursuant to paragraph B above states that (i) the value of such item of property to be released does not exceed 2% of the fair value of the Trust Estate and (ii) the value of all property released under this Section 5.2 during the current calendar year under this paragraph does not exceed 5% of the fair value of the Trust Estate.

Section 3.5     Amendment of Section 7.1 of the Original Indenture.

(a)                                 Section 7.1B of the Original Indenture is hereby amended in its entirety, such that Section 7.1B, as amended, will read in its entirety as follows:

B.                                    Except as otherwise provided in this Section, the Company may terminate its obligations under all Obligations constituting a series, or a maturity within a series, and all of its obligations under this Indenture to or for the benefit of the Holders of such Obligations, if:

(1)                                 the Company has (i) in case any of such Obligations are to be redeemed on any date prior to their Stated Maturity, given to the Trustee irrevocable instructions to give as provided in Article XIV notice of redemption of such Obligations (other than Obligations which have been purchased by the Trustee at the direction of the Company as hereinafter provided prior to the giving of such notice of redemption), and (ii) irrevocably deposited or caused to be deposited with the Trustee or Paying Agent (if other than the Company), under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee and any such Paying Agent, as trust funds in trust for the benefit of the Holders of such Obligations for that purpose, money or Defeasance Securities maturing as to principal and interest in such amounts and at such times as are sufficient (in the opinion of a nationally recognized firm of Independent public accountants expressed in a certificate signed by such firm and delivered to the Trustee), without consideration of any reinvestment of such interest, to pay principal or Redemption Price (if applicable) of, and interest due or to become due on such Obligations (other than destroyed, lost or stolen Obligations which have been replaced or paid or Obligations for whose payment money or securities has theretofore been held in trust and thereafter repaid to the Company as provided in the second sentence of Section 7.3) on or prior to the Redemption Date or Stated Maturity thereof, as the case may be, in accordance with the terms of this Indenture and such Obligations; PROVIDED that the Trustee or Paying Agent shall have been irrevocably instructed to apply such money or the proceeds of such Defeasance Securities to the payment of said principal, Redemption Price and interest with respect to such Obligations;

(2)                                 no Event of Default shall exist on the date of such deposit or shall occur as a result of such deposit;

(3)                                 the Company has paid or caused to be paid all sums then due from the Company hereunder and under such Obligations; and

(4)                                 the Company has delivered to the Trustee and any Paying Agent an Officers’ Certificate, each stating that the conditions set forth in clauses (1) through (3) above have been complied with.

After any such irrevocable deposit, the Trustee upon Company Request shall acknowledge in writing the discharge of the Company’s obligations under such Obligations and of the Company’s obligations to or for the benefit of the Holders of such Obligations or under this Indenture, except for those surviving obligations specified below.

(b)                                 Section 7.1C of the Original Indenture is hereby amended in its entirety, such that Section 7.1C, as amended, will read in its entirety as follows:

C.  Notwithstanding the satisfaction of the conditions set forth in paragraph B with respect to all Obligations constituting a series, or a maturity within a series, the Company’s obligations to or for the Holders of such Obligations or to the Trustee under Sections 3.7, 3.8, 7.2, 7.3, 7.4, 9.7, 9.10, 10.2,

13.1, 13.2, 13.3 and 15.14 shall survive until such Obligations are no longer Outstanding. Thereafter, only the Company’s obligations under Sections 7.3, 7.4, 9.7 and 15.14 shall survive with respect to such Holders or the Trustee.

Section 3.6     Amendment of Section 8.1 of the Original Indenture.

(a)                                 Section 8.1A of the Original Indenture is hereby amended in its entirety, such that Section 8.1A, as amended, will read in its entirety as follows:

A.  default in the payment of any interest upon any Obligation when such interest becomes due and payable, and continuance of such default for forty-five (45) days or such other period provided for in such Obligation or in the Supplemental Indenture under which such Obligation is issued; PROVIDED, HOWEVER, that no payment by RUS pursuant to any guarantee by the United States of America, acting through the Administrator of RUS, or pursuant to any RUS insuring of, or, unless otherwise provided in the Obligation, by any other guarantor or insurer of, any Obligation shall be considered a payment under this paragraph for purposes of determining the existence of such a failure to pay; or

(b)                                 Section 8.1B of the Original Indenture is hereby amended in its entirety, such that Section 8.1B, as amended, will read in its entirety as follows:

B.  default in the payment of the principal of (or premium, if any, on) any Obligation at its Maturity and, if so provided for in such Obligation or the Supplemental Indenture under which such Obligation is issued, the continuance of such default for the period so provided; PROVIDED, HOWEVER, that no payment by RUS pursuant to any guarantee by the United States of America, acting through the Administrator of RUS, or pursuant to any RUS insuring of, or, unless otherwise provided in the Obligation, by any other guarantor or insurer of, any Obligation shall be considered a payment under this paragraph for purposes of determining the existence of such a failure to pay; or

Section 3.7     Amendment of Section 8.7 of the Original Indenture.  Section 8.7 of the Original Indenture is hereby amended in its entirety, such that Section 8.7, as amended, will read in its entirety as follows:

Section 8.7  Application of Money Collected.  Any money collected by the Trustee pursuant to this Article, including any rents, issues, tolls, profits, revenues and other income collected pursuant to Section 8.3 (after the deductions therein provided) and any proceeds of any sale (after deducting the costs and expenses of such sale, including a reasonable compensation to the Trustee, its agents and counsel, and any taxes, assessments or liens prior to the lien of this Indenture, except any thereof subject to which such sale shall have been made), whether made under any power of sale herein granted or pursuant to judicial proceedings, and any money collected by the Trustee under Sections 5.9 and 15.5 to be applied under this Section, together with, in the case of an entry or sale or as otherwise provided herein, any other sums then held by the Trustee as part of the

Trust Estate, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Obligations and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

A.                                    First: To the payment of all undeducted amounts due the Trustee under Sections 9.7 and 15.14;

B.                                    Second: To the payment of the interest and principal or Redemption Price then due on the Obligations, as follows:

(1)                                 unless the principal of all of the Obligations shall have become due and payable,

First: Interest - To the payment to the persons entitled thereto of all installments of interest then due (and, to the extent that payment of such interest is legally enforceable, interest on overdue installments of interest) on Outstanding Secured Obligations in the order of the maturity of such installments, together with accrued and unpaid interest on the Obligations theretofore called for redemption or prepayment, and, if the amount available shall not be sufficient to pay in full any installment or installments maturing on the same date, then to the payment thereof ratably, according to the amounts due thereon, to the persons entitled thereto, without any discrimination or preference; and

Second: Principal or Redemption Price - To the payment to the persons entitled thereto of the unpaid principal or Redemption Price of any Outstanding Secured Obligations which shall have become due, whether at Maturity or by call for redemption, and, if the amount available shall not be sufficient to pay in full all the Obligations which shall have become due, then to the payment thereof ratably, according to the amounts of principal or Redemption Price due, to the persons entitled thereto, without any discrimination or preference.

(2)                                 if the principal of all of the Obligations shall have become due and payable, to the payment of the principal or Redemption Price and interest then due and unpaid upon the Outstanding Secured Obligations without preference or priority of principal or Redemption Price over interest or of interest over principal or Redemption Price, or of any installment of interest over any other installment of interest, or of any Obligation over any other Obligation, ratably, according to the amounts due respectively for principal or Redemption Price and interest, to the persons entitled thereto without any discrimination or preference except as to any difference in the respective rates of interest specified in the Obligations;

C.                                    Third: To the payment to the persons entitled thereto of all other amounts due and unpaid on and under the Outstanding Secured Obligations including, but not limited to, penalties, costs and expenses payable to the Holders ratably, according to such amounts due, to the persons entitled thereto, without any discrimination or preference;

D.                                    Fourth: To the payment of any amounts due under Obligations to maintain the value of reserve funds established and maintained in connection with debt securities (i) secured by a pledge of certain Obligations, (ii) issued on behalf of the Company and (iii) with respect to which an opinion was delivered on the date of the issuance of such securities to the effect that the interest on such securities is excluded from the gross income of the holder of such securities pursuant to the Internal Revenue Code, as amended; and

E.                                     Fifth: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 3.8     Amendment of Section 13.17 of the Original Indenture.  Section 13.17 of the Original Indenture is hereby amended in its entirety, such that Section 13.17, as amended, will read in its entirety as follows:

Section 13.17  Limitation on Certain Cash Investments.  The Company shall invest or direct the Trustee to invest at least 75% of each of (i) Trust Moneys and (ii) Deposited Cash (as determined by the Company), in (a) Defeasance Securities, (b) securities issued by any agency or instrumentality of the United States of America or any corporation created pursuant to any act of the Congress of the United States, (c) commercial paper rated in either of the two highest rating categories by a national credit rating agency, (d) demand or time deposits, certificates of deposit and bankers’ acceptances issued or accepted by any bank or trust company having capital surplus and undivided profits aggregating at least $50,000,000 and whose long-term debt is rated in any of the three highest rating categories by a national credit rating agency, (e) any non-convertible debt securities rated in any of the three highest rating categories by a national credit rating agency, (f) repurchase agreements that are secured by a perfected security interest in securities listed in clauses (a) or (b) above entered into with a government bond dealer recognized as a primary dealer by the Federal Reserve Bank of New York or any bank described in clause (d) above, or (g) any short-term institutional investment fund or account which invests solely in any of the foregoing obligations.

Section 3.9     Amendment of Section 15.1 of the Original Indenture.  The first two paragraphs of Section 15.1 of the Original Indenture are hereby amended in their entirety, such that the first two paragraphs of Section 15.1, as amended, will read in their entirety as follows:

Section 15.1  Pledged Securities Deposited with Trustee.

Any Stock and certificates representing the same and any obligations and indebtedness and evidences thereof and any other securities which are at the time deposited with the Trustee or required to be deposited and pledged with the Trustee, except Undesignated Qualifying Securities and Designated Qualifying Securities, are herein sometimes collectively called the “Pledged Securities.”

As and when any Pledged Securities shall come into the possession of the Company or under its control, the Company shall forthwith deposit and pledge the same with the Trustee, together with such proper instruments of assignment and transfer as the Trustee may reasonably require, which shall include express authority to the Trustee to vote any Stock included therein to the extent herein provided or permitted and to cause such authority to be recorded in the entry of transfer of such Stock on the books of the entity issuing the same.

Section 3.10     Amendment of Section 15.3 of the Original Indenture.  Section 15.3 of the Original Indenture is hereby amended in its entirety, such that Section 15.3, as amended, will read in its entirety as follows:

Section 15.3  Right of Trustee to Preserve Issuers; Directors’ Qualifying Shares.

The Trustee may do whatever in its judgment may be necessary for the purpose of preserving or extending the legal existence of any entity whose Stock is included in the Pledged Securities, but (subject to Section 9.1) it shall be under no duty to take any action in respect thereof. Upon Company Request stating that the Company has no shares for the purpose under its control other than shares held hereunder, the Trustee shall transfer or permit the Company to transfer as many shares of stock as may be necessary to qualify the requisite number of persons to act as directors of or in any other official relation to the corporation issuing such shares; PROVIDED, HOWEVER, that no such transfer of the stock of any Pledged Subsidiary shall be made which would change the status of the issuing corporation as a Pledged Subsidiary. In every such case the Trustee may make such arrangements as it shall deem necessary for the protection of the trust hereunder in respect of the shares so transferred. While such shares remain so transferred they shall not be deemed to be Pledged Securities, but when such shares are no longer needed for such qualification purposes they shall immediately be redeposited and repledged and thereupon again become Pledged Securities.

ARTICLE IV

MISCELLANEOUS

Section 4.1     Supplemental Indenture.  This Sixty-Fifth Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture, and shall form a part thereof, and the Original Indenture, as heretofore supplemented and as hereby supplemented and amended, is hereby confirmed.  Except to the extent inconsistent with the express terms of this Sixty-Fifth Supplemental Indenture, the Eighth Amended and Restated Loan Contract and the Notes, all of the provisions, terms, covenants and conditions of the Indenture generally applicable to all Obligations shall be applicable to the Notes to the same extent as if specifically set forth herein.  All capitalized terms used in this Sixty-Fifth Supplemental Indenture but not defined herein shall have the same meanings ascribed to them in the Original Indenture, as such terms may have been or may be amended or modified from time to time pursuant to the Indenture, except in cases where the context clearly indicates otherwise.  All references herein to Sections, Articles, definitions or other provisions of the Original Indenture shall be to such Sections, Articles, definitions or other provisions as they may be amended or modified from time to time pursuant to the Indenture.

Section 4.2     Recitals.  All recitals in this Sixty-Fifth Supplemental Indenture are made by the Company only and not by the Trustee; and all of the provisions contained in the Original Indenture, in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect hereof as fully and with like effect as if set forth herein in full.

Section 4.3     Successors and Assigns.  Whenever in this Sixty-Fifth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles IX and XI of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Sixty-Fifth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 4.4        No Rights, Remedies, Etc.  Nothing in this Sixty-Fifth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the Holders of the Outstanding Secured Obligations, any right, remedy or claim under or by reason of this Sixty-Fifth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Sixty-Fifth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the Holders of Outstanding Secured Obligations.

Section 4.5     Counterparts.  This Sixty-Fifth Supplemental Indenture may be executed in several counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts, or as many of them as the Company and the Trustee shall preserve undestroyed, shall together constitute but one and the same instrument.

Section 4.6     Security Agreement and Financing Statement.  To the extent permitted by applicable law, this Sixty-Fifth Supplemental Indenture shall be deemed to be a Security Agreement and Financing Statement whereby the Company grants to the Trustee a security interest in all of the Trust Estate that is personal property or fixtures under the Uniform Commercial Code, as adopted or hereafter adopted in one or more of the states in which any part of the properties of the Company are situated.  The mailing address of the Company, as debtor is:

Oglethorpe Power Corporation

2100 East Exchange Place

Tucker, Georgia 30084-5336,

and the mailing address of the Trustee, as secured party, is:

U.S. Bank National Association

Attention: Corporate Trust Services

1349 West Peachtree Street, NW

Suite 1050, Two Midtown Plaza

Atlanta, Georgia 30309

[Signatures on Next Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Sixty-Fifth Supplemental Indenture to be duly executed under seal as of the day and year first written above.

Company:		OGLETHORPE POWER CORPORATION (AN ELECTRIC MEMBERSHIP CORPORATION), an electric membership corporation organized under the laws of the State of Georgia

		By:	/s/ Elizabeth B. Higgins
Elizabeth B. Higgins
Executive Vice President and Chief Financial Officer

Signed, sealed and delivered		Attest:	/s/ Patricia N. Nash
by the Company in the presence of:			Patricia N. Nash
Secretary

/s/ Anne F. Appleby			[CORPORATE SEAL]
Witness

/s/ Jean L. Wheeler
Notary Public

(Notarial Seal)

My commission expires:	May 7, 2016

[Signatures Continued on Next Page.]

[Signatures Continued from Previous Page]

Trustee:		U.S. BANK NATIONAL ASSOCIATION,
a national banking association

		By:	/s/ Jack Ellerin
Authorized Agent

Signed and delivered
by the Trustee in the
presence of:

/s/ Muriel Shaw
Witness

/s/ Mary Easton
Notary Public

(Notarial Seal)

My commission expires:	April 15, 2014

Exhibit A

All property (other than Excepted Property and Excludable property) of the Company in the Counties of Appling, Burke, Carroll, Coweta, DeKalb, Floyd, Hart, Heard, Monroe, Talbot, Toombs, Warren and Washington, State of Georgia, whether now owned or hereafter acquired.

Schedule 1

RECORDING INFORMATION

FOR

                           COUNTY, GEORGIA

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Original Indenture
First Supplemental Indenture
Second Supplemental Indenture
Third Supplemental Indenture
Fourth Supplemental Indenture
Fifth Supplemental Indenture
Sixth Supplemental Indenture
Seventh Supplemental Indenture
Eighth Supplemental Indenture
Ninth Supplemental Indenture
Tenth Supplemental Indenture
Eleventh Supplemental Indenture
Twelfth Supplemental Indenture
Thirteenth Supplemental Indenture
Fourteenth Supplemental Indenture
Fifteenth Supplemental Indenture
Sixteenth Supplemental Indenture
Seventeenth Supplemental Indenture
Eighteenth Supplemental Indenture
Nineteenth Supplemental Indenture
Twentieth Supplemental Indenture
Twenty-First Supplemental Indenture
Twenty-Second Supplemental Indenture
Twenty-Third Supplemental Indenture
Twenty-Fourth Supplemental Indenture
Twenty-Fifth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Twenty-Sixth Supplemental Indenture
Twenty-Seventh Supplemental Indenture
Twenty-Eighth Supplemental Indenture
Twenty-Ninth Supplemental Indenture
Thirtieth Supplemental Indenture
Thirty-First Supplemental Indenture
Thirty-Second Supplemental Indenture
Thirty-Third Supplemental Indenture
Thirty-Fourth Supplemental Indenture
Thirty-Fifth Supplemental Indenture
Thirty-Sixth Supplemental Indenture
Thirty-Seventh Supplemental Indenture
Thirty-Eighth Supplemental Indenture
Thirty-Ninth Supplemental Indenture
Fortieth Supplemental Indenture
Forty-First Supplemental Indenture
Forty-Second Supplemental Indenture
Forty-Third Supplemental Indenture
Forty-Fourth Supplemental Indenture
Forty-Fifth Supplemental Indenture
Forty-Sixth Supplemental Indenture
Forty-Seventh Supplemental Indenture
Forty-Eighth Supplemental Indenture
Forty-Ninth Supplemental Indenture
Fiftieth Supplemental Indenture
Fifty-First Supplemental Indenture
Fifty-Second Supplemental Indenture
Fifty-Third Supplemental Indenture
Fifty-Fourth Supplemental Indenture
Fifty-Fifth Supplemental Indenture

DOCUMENT	RECORDING INFORMATION	DATE OF RECORDING
Fifty-Sixth Supplemental Indenture
Fifty-Seventh Supplemental Indenture
Fifty-Eighth Supplemental Indenture
Fifty-Ninth Supplemental Indenture
Sixtieth Supplemental Indenture
Sixty-First Supplemental Indenture
Sixty-Second Supplemental Indenture
Sixty-Third Supplemental Indenture
Sixty-Fourth Supplemental Indenture